SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

First Amended
Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2001

Weight Loss Forever International, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	I-28733	88-0430607
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4456 Corporation Lane, Suite 134
Virginia Beach, VA  23462
 (Address of principal executive officers) (zip code)

(757) 497-8899

(Registrant’s telephone number, including area code)

youticket.com, inc.
 4815  Russell Road, Suite 14-N
 Las Vegas, Nevada  89118

(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant

        On September 30, 2001, the Company entered into a Reorganization and Stock Purchase Agreement (the “Agreement”) with Sobik’s International Franchising, Inc. (“Sobik’s”) and Weight Loss Forever International, Inc. (“WLF”), which results in a restructuring of the Company’s management, Board of Directors, and ownership.

        Pursuant to the terms of the Agreement, Sobik’s sold 10,304,200 shares of WLF common stock, representing at that time 100% of the outstanding common stock of WLF, to the Company.  As consideration for the purchase of the shares, the Company issued and granted 26,004,716 shares of the Company’s common stock, representing in excess of 80% of the Company’s outstanding common stock, to Sobik’s, which Sobik’s received on behalf of Sobik’s and others.  Pursuant to prior agreements between Sobik’s and certain third parties, Sobik’s immediately transferred 23,007,348 shares of the Company’s common stock to the third parties and retained 2,997,368 shares of the Company’s common stock, representing approximately 9.87% of the Company’s then outstanding common stock.  Due to subsequent stock issuances by the Company, Sobik’s 2,997,368 shares of common stock now represents approximately 7.7% of the Company’s common stock.

        On December 4, 2001, in accordance with the Agreement, the Company’s Board of Directors received a letter of resignation from its sole Board member, Mr. Donald A. Mitchell, which is effective upon the appointment of a new Board of Directors.  Pursuant to the Agreement the individuals listed in Exhibit “B” of the Agreement (the “Appointees”) have been appointed as directors.  These individuals took office ten days after an Information Statement was mailed to all Company shareholders in compliance with Section 14(F) of the Securities Exchange Act of 1934 and Rule 14F-1 thereunder, which was March 15, 2002.

Voting Securities of the Company

        Prior to the Agreement there were 4,351,179 shares of common stock issued and outstanding.  As of September 30, 2001, after the Agreement, there were 30,355,895 shares of common stock issued and outstanding.  Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders.

Item 2. Acquisition or Disposition of Assets

        Not applicable.

Item 3. Bankruptcy or Receivership

        Not applicable

Item 5. Other Events

        Not applicable.

Item 6. Resignations of Directors and Executive Officers

        Not applicable.

Item 7. Financial Statements

        Not applicable.

Item 8. Change in Fiscal Year

        Not applicable.

Item 9. Regulation FD Disclosure

        No applicable.

EXHIBITS

            2.1* - Reorganization and Stock Purchase Agreement dated September 30, 2001, by and between youticket.com, inc., Sobik’s International Franchising, Inc. and Weight Loss Forever, Inc.

            *  Incorporated by reference from the current Report on Form 8-K filed by the Company on January 15, 2002.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 7, 2002                          Weight Loss Forever International, Inc.

                                                                        By:      /s/ John Martin

                                                                        Its:        President